                                                                    EXHIBIT 99.2

                         TRANSMEDIA COMMUNICATIONS, INC.

                                 1998 STOCK PLAN

                          NOTICE OF STOCK OPTION GRANT

<<Optionee>>
<<OptioneeAddress1>>
<<OptioneeAddress2>>

        You have been granted an option to purchase Common Stock ("Common Stock") of TransMedia Communications, Inc. (the "Company") as follows:

Board Approval Date:                <<BoardApproveDate>>

Date of Grant (Later of Board
       Approval Date or
       Commencement of
       Employment/Consulting):      <<GrantDate>>

Vesting Commencement Date:          <<VestingCommenceDate>>

Exercise Price Per Share:           <<ExercisePrice>>

Total Number of Shares Granted:     <<NoofShares>>

Total Exercise Price:               <<TotalExercisePrice>>

Type of Option:                     <<ISO>>  Incentive Stock Option ("ISO")
                                    <<NSO>>  Nonstatutory Stock Option ("NSO")

Term/Expiration Date:               <<ExpirDate>>

Vesting Schedule:                   <<VestingSchedule>>

Termination Period:                 This Option may be exercised for three
                                    months after termination of employment or
                                    consulting relationship except as set out in
                                    Sections 6 and 7 of the Stock Option
                                    Agreement (but in no event later than the
                                    Expiration Date).

        By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 1998 Stock Plan and the Stock Option Agreement, both of which are attached and made a part of this document.

<<OPTIONEE>>:                             TRANSMEDIA COMMUNICATIONS, INC.:


                                          By:
-----------------------------                ----------------------------------
Signature


-----------------------------             -------------------------------------
Print Name                                Print Name and Title